Exhibit 10.7

Industry-Education Integration Agreement of Minnan University of Science and Technology

Party A: Minnan University of Science and Technology

Party B: Ewatt Robot Equipment Co., Ltd.

In order to give full play to the functions of higher education in talent cultivation, scientific research and serving the society, to strengthen the close connection between the teaching, scientific research and talent cultivation of higher education institutions and the economic and social development of local communities, to better serve the local economic construction and social development, and to make use of the advantages of local communities and enterprises to combine the professional teaching of the school with the actual production of enterprises, so as to promote the realization of the goal of higher education talent cultivation and further improve the teaching and scientific research level of the school and the core competitiveness of enterprises, after amicable negotiation, and on the principles of “sincere cooperation, practical results, mutual benefit and win-win, and common development”, Party A and Party B have decided to carry out industry-university-research cooperation in scientific research, education and teaching, personnel training and other aspects, and have reached the following agreement:

I. Cooperation Principles

On the principles of “complementary advantages, resource sharing, win-win cooperation and common development”, the parties will establish a long-term and close partnership in the fields of robotics engineering, mechanical and electronic engineering, mechanical design and manufacturing and automation, and optoelectronic information science and engineering.

II. Responsibilities and Obligations of Party A

1. According to Party B’s demand for human resources, Party A shall give priority to recommending outstanding graduates of relevant majors to Party B. Under the premise of not affecting the school’s normal teaching and scientific research, Party A shall provide human resources support to Party B’s production and operation activities upon request.

2. Upon request of Party B, Party A shall select outstanding teachers and core business personnel to undertake or participate in Party B’s scientific research project development, technical transformation, technical assistance and academic seminars. The intellectual property rights of the scientific research results shall be jointly owned by the parties, and the parties may sign separate cooperation agreements. Party A’s scientific and technological research results shall be transferred to Party B on a priority basis under equal conditions.

3. Upon request of Party B, “Human Resource Training Base”, “School-Enterprise Cooperative Laboratory”, “School-Enterprise Cooperative Production Practice Workshop” and “Product R&D Center” can be established in Party A to provide Party B with technical lectures, employee vocational skills training, certification, information translation, product R&D and production and other services. The parties may sign separate cooperation agreements.

4. Party B shall be obligated to put forward suggestions for improvement on Party A’s “order-based talent cultivation” or talent cultivation program. The parties may adopt modern talent cultivation modes such as Industry-Education Integration, work-study alternation and substituted post exercitation to set up and develop courses and organize teaching according to the talent specifications required by enterprises.

5. According to the needs of Party B’s production and operation, Party A shall provide consulting and services on enterprise planning, development, management, operation and scientific and technological information.

6. When organizing teachers and students to participate in scientific research cooperation, professional practice, personnel training and other activities, Party A shall strictly abide by Party B’s relevant regulations and other reasonable requirements, and keep the company’s business secrets.

III. Responsibilities and Obligations of Party B

1. According to the teaching needs of Party A, “Minnan University of Science and Technology Industry-Education Integration Practice Base”, “Minnan University of Science and Technology Internship and Practice Base”, “Minnan University of Science and Technology College Students Entrepreneurship Internship Base”, “Minnan University of Science and Technology Technical R&D Base” and other bases can be established in Party B to provide Party A’s relevant majors with students’ internship, professional internship, graduation internship, graduation design and technical information and technical equipment conditions. Party B may invite Party A’s teachers to the enterprise to carry out in-service employee training.

8. Under the conditions permitted, Party B shall provide students with innovative and entrepreneurial project research as much as possible, take the technical issues in the production and operation process as the topic of students’ graduation design (thesis), and the results shall be used by Party B on a priority basis. Party B shall select engineering and technical personnel or project management personnel as the guiding teachers for students’ graduation design (thesis), and provide students with the necessary conditions and convenience for off-campus project testing and graduation design.

9. Party B shall hold a special job fair for the college every year, organize and sponsor a simulated recruitment competition, and give priority to the employment of outstanding graduates and achieve cooperative employment.

III. Organization and Arrangement of Internship

1. The parties shall each designate a specific person as the responsible and liaison person for the construction and management of the base.

2. The contact persons of the parties shall be responsible for regular information exchange, communication and coordination of the relationship between the parties. If one party changes the contact person, it shall notify the other party in a timely manner.

3. When conditions are met, the parties shall jointly carry out order-oriented talent cultivation and cooperation projects in teaching, scientific research, service, cultural inheritance, etc. On the basis of this Agreement, the parties may sign cooperation contracts on other matters.

IV. Cooperation Period and Miscellaneous

1. The cooperation period shall be 5 years, from March 3, 2023 to March 3, 2028. If the parties have the intention to continue cooperation after the expiration of the period, they may negotiate and sign the subsequent agreement within 3 months before the expiration of the period.

2. Once this Agreement is signed, it shall be fully performed by the parties. Neither party may arbitrarily change or rescind the Agreement midway.

3. Any dispute arising from or in connection with the performance of this Agreement shall be settled through amicable negotiation between the parties.

4. Any matter not covered herein shall be further negotiated by the parties and formed into a written document, which shall be attached to this Agreement and bear the same legal effect as this Agreement.

5. This Agreement is made in triplicate and shall come into effect from the date of signing and sealing by the parties. Party A shall hold two copies and Party B shall hold one copy. The three copies of this Agreement shall bear the same legal effect.

Party A: Minnan University of Science and Technology	Party B: Ewatt Robot Equipment Co., Ltd.

Authorized Representative (Signature):	Authorized Representative (Signature)

(Seal): Minnan University of Science and Technology	(Seal): Ewatt Robot Equipment Co., Ltd.

Mailing Address: Minnan University of Science and Technology, Shishi City	Mailing Address: Honglai Town, Nan’an City

Tel.: [*]	Tel.: [*]

Fax: [*]	Fax: [*]

Contact Person: [*]	Contact Person: [*]

Tel.: [*]	Tel.: [*]

Email: [*]	Email: [*]

Signed at: Minnan University of Science and Technology Baogai Campus

Signed on: March 3, 2023

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